UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418
San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 19, 2004, Venture Catalyst Incorporated (“VCAT”), entered into an agreement (the “Restructuring Agreement”) with Jonathan Ungar and Alan Henry Woods (the “Noteholders”) to restructure VCAT’s outstanding debt to the Noteholders.

Under the terms of the Restructuring Agreement, the parties agreed to reduce VCAT’s aggregate outstanding debt to the Noteholders from $11,969,463 to $4,200,000. VCAT also agreed to pay an aggregate amount of $100,000 to the Noteholders for their expenses related to restructuring such debt. Under the Restructuring Agreement, the Noteholders will exchange all the outstanding notes previously issued to them pursuant to the Stock Purchase and Settlement and Release Agreement dated September 27, 1996, which will be cancelled pursuant to the Restructuring Agreement, for new notes in the aggregate principal amount of $4,200,000. The principal due under the new notes is payable in two installments, with the first payment due on July 29, 2004 and the second payment due on September 17, 2004. The new notes bear no interest. Copies of the Restructuring Agreement, the two new notes and the Press Release related to the Restructuring Agreement are attached to this Report as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are each incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Debt Restructuring Agreement by and among Venture Catalyst Incorporated, Jonathan Ungar and Alan Henry Woods, dated as of July 19, 2004.

99.2	Promissory Note by and between Venture Catalyst Incorporated and Jonathan Ungar, dated as of July 19, 2004.

99.3	Promissory Note by and between Venture Catalyst Incorporated and Alan Henry Woods, dated as of July 19, 2004.

99.4.	Press Release dated July 19, 2004 regarding the Debt Restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2004	VENTURE CATALYST INCORPORATED

	By:	/s/ Kevin McIntosh
Kevin McIntosh
Senior Vice President, Chief Financial Officer
Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Debt Restructuring Agreement by and among Venture Catalyst Incorporated, Jonathan Ungar and Alan Henry Woods, dated as of July 19, 2004.

99.2	Promissory Note by and between Venture Catalyst Incorporated and Jonathan Ungar, dated as of July 19, 2004.

99.3	Promissory Note by and between Venture Catalyst Incorporated and Alan Henry Woods, dated as of July 19, 2004.

99.4.	Press Release dated July 19, 2004 regarding the Debt Restructuring.